Exhibit 10.4

CORPORATE GUARANTEE

The dealer entities indicated below (collectively, “Dealer”) desire to obtain retail and wholesale financing from PACCAR Financial Corp. (“PFC”), a Washington corporation and a subsidiary of PACCAR Inc. The undersigned guarantor (“Guarantor”) will derive benefit from PFC transacting business with Dealer. Additionally, any dealer entity that is added to that certain Inventory Financing and Purchase Money Security Agreement dated December 16, 2024 with PFC (as amended from time to time) shall also be deemed to be added to the list of dealer entities listed below and included in the defined term “Dealer” herein.

To induce PFC to transact business with Dealer from time to time, and in consideration thereof, the undersigned guarantor unconditionally guarantees to PFC payment, when due, of all indebtedness of Dealer to PFC described herein, now existing, or hereafter incurred.

Guarantor hereby assents to all terms of any Dealer indebtedness incurred to PFC, and hereby waives notice of acceptance of this Guarantee, demand and protest of nonpayment respecting any Dealer indebtedness and any and all notices which may be required to be given by any statute or rule of law. The obligations of Guarantor shall not be affected by the validity, legality, or enforceability of any Dealer obligation, and shall not be affected by any PFC action or omission, or by any other circumstances which may vary, or constitute a lawful discharge of the risks of Guarantor. It is Guarantor's intent that its obligations hereunder shall be absolute and unconditional under all circumstances and shall not be discharged except upon full performance of this Guarantee; provided, however that Guarantor shall maintain any substantive defense that Dealer may have based on payment or performance. This Guarantee shall not be discharged or affected by the dissolution of Guarantor and shall bind Guarantor's representatives, successors and assigns.

Guarantor agrees that settlement of any claim by PFC against Dealer, whether in any proceeding or not, and whether voluntarily or involuntarily, will not reduce the amount due under this Guarantee except to the extent of the amount actually paid by Dealer or any other party and retained by PFC.

Guarantor hereby irrevocably waives and renounces any right or claim Guarantor would otherwise have against PFC, whether by way of indemnification, subrogation, exoneration, right of reimbursement, contribution or otherwise, as a consequence of Guarantor's making any payment under this Guarantee.

Any indebtedness of Dealer now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Dealer to PFC, and such indebtedness of Dealer to Guarantor, if PFC so requests, shall be collected, enforced and received by Guarantor as trustee for PFC and be paid over to PFC on account of the indebtedness of Dealer to PFC, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guarantee.

All rights and remedies of PFC against Guarantor are cumulative and may be repeatedly exercised. If there shall occur any default or breach by Guarantor of this Guarantee, PFC shall be entitled to recover any costs and expenses incurred in connection with the preservation of rights under, and enforcement of, this Guarantee, whether or not any lawsuit or arbitration proceeding is commenced, including, without limitation, reasonable attorneys’ fees and costs and regardless of the identity of the prevailing party.

This Guarantee is a continuing Guarantee and shall remain effective and bind Guarantor until such Guarantor gives notice to PFC to advance no further credit on the security of its Guarantee, but such notice shall not affect the liability of such Guarantor respecting any Dealer indebtedness incurred before receipt by PFC of such notice or terminate or modify the liability of any other guarantor executing this Guarantee.

Guarantor agrees that no assignment of Guarantor’s obligations under this Guarantee may be made to any party without the prior written consent of PFC.

Guarantor warrants to PFC that it has full power, authority and legal right to execute and perform this Guarantee, has taken all necessary action therefor, and that execution and performance hereof do not contravene any legal or contractual restrictions affecting any Guarantor.

This Guarantee shall be deemed made under and shall be governed by the laws of the State of Washington. Guarantor hereby consents to the jurisdiction and venue of the courts of the State of Washington or of any federal court located in such state. Guarantor hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against PFC in any court outside King County, Washington. PFC may institute and conduct action in any other appropriate manner, jurisdiction, or court.

If PFC agrees, in its sole discretion, to accept delivery by telecopy, “pdf”, “tif” or “jpg” of the image of an executed counterpart of a signature page of this Agreement or any other financing document required to be delivered to PFC, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If PFC agrees, in its sole discretion, to accept delivery of an image of or any electronic signatures of this Agreement or any financing documents required to be delivered to PFC, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include the image or electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law. PFC may rely on any such electronic signatures without further inquiry. Guarantor agrees that it will be solely responsible to employ all security procedures necessary to ensure that only authorized parties will have access to making the electronic signatures by Guarantor, its affiliates and their respective agents and designees.

EXECUTED: December 16, 2024	GUARANTOR: Rush Enterprises, Inc.

	By:	/s/ Steven Keller
Steven Keller, Chief Financial Officer

DEALER ENTITIES:

Rush Truck Centers of Alabama, Inc.

Rush Truck Centers of Arizona, Inc.

Rush Truck Centers of California, Inc.

Rush Truck Centers of Colorado, Inc.

Rush Truck Centers of Florida, Inc.

Rush Truck Centers of Kentucky, Inc.

Rush Truck Centers of Nebraska, Inc.

Rush Truck Centers of Nevada, Inc.

Rush Truck Centers of New Mexico, Inc.

Rush Truck Centers of Oklahoma, Inc.

Rush Truck Centers of Tennessee, Inc.

Rush Truck Centers of Texas, L.P.